Exhibit 99.1

Contact:

Paul Audet

212-409-3555

invrel@blackrock.com

BlackRock, Inc. Reports 56% Increase in Net Income for the First Quarter

to $55.2 Million, Diluted Earnings per Share of $0.84 and

Assets Under Management of $321 Billion

New York, April 20, 2004 – BlackRock, Inc. (NYSE:BLK) today reported net income for the first quarter ended March 31, 2004 of $55.2 million, a 56% increase compared with $35.3 million earned in the first quarter of 2003 and a 33% increase compared with $41.4 million earned in the fourth quarter of 2003. Diluted earnings per share for the first quarter were $0.84, a 56% increase compared with $0.54 for the first quarter of 2003 and a 33% increase compared with $0.63 for the fourth quarter of 2003.

As disclosed previously, BlackRock realized a net income benefit of approximately $8.7 million, or $0.13 per share, associated with the resolution of an audit performed by New York State on the Company’s state income tax returns filed from 1998 through 2001. Excluding this benefit, net income for the first quarter approximated $46.5 million, an increase of $11.2 million or 32% compared to the first quarter of 2003 and a $5.2 million or 13% increase compared to the fourth quarter of 2003. Diluted earnings per share for the first quarter, excluding the benefit, were $0.71, representing increases of 31% and 13% from the first and fourth quarters of 2003, respectively.

Operating income of $69.8 million for the first quarter of 2004 increased $15.7 million, or 29%, compared to the first quarter of 2003 and $8.0 million, or 13%, compared to the fourth quarter of 2003. Operating results for the first quarter were characterized by strong growth in recurring revenue and a significant rise in performance fees which was mitigated by a continuing high level of legal and accounting related expenditures and the recognition of an impairment charge on intangible assets associated with closing the long-short equity hedge fund.

Assets under management (“AUM”) increased $11.3 billion or 4% during the quarter and $47.1 billion or 17% year-over-year to $320.7 billion at March 31, 2004. During the quarter, net new business totaled $7.8 billion in all products other than securities lending, which remained volatile and ended the quarter down $1.4 billion. Distribution efforts were strong globally, with $4.8 billion of net new business from U.S. clients and $1.6 billion from international investors. For the twelve-month period ended March 31, 2004, net new business totaled $29.6 billion, including inflows in all client channels and in all products other than international equities. In addition, we continued to capitalize on increased demand for risk management and advisory services, adding seven new BlackRock Solutions® assignments during the quarter and sixteen new mandates over the past year for a variety of insurance companies, mortgage banks and other financial institutions.

“BlackRock’s operating results for the first quarter were exceptional, with strong contributions from most of our asset management and BlackRock Solutions activities,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Our portfolio managers have generally done a good job navigating choppy markets to achieve competitive performance which, of course, is key for our future new business efforts.”

Mr. Fink continued, “With signs of strong economic growth and rising interest rates, many assume bond managers will falter as net asset values decline. Despite the short term effect on assets, I believe that BlackRock’s opportunities have never been greater. Our pipeline is stronger and more diversified than ever, and we are well positioned to benefit from pension plan rebalancing into bonds that typically occurs as rates rise. Most importantly, our employees are working extraordinarily hard to serve our clients and to enhance and expand BlackRock’s platform.”

BlackRock, Inc.

First Quarter 2004 Earnings Release

First Quarter Highlights

❖	Fixed income AUM increased $12.4 billion to $226.8 billion at March 31, 2004, led by continued strong growth across products, including $5.4 billion in targeted duration accounts and $2.1 billion in global bond mandates. Net new business totaled $7.7 billion, with $3.7 billion of fundings from pension plans and other tax-exempt investors, $3.6 billion from insurance companies and other taxable institutions, and $453 million from private client/fund investors. Investment performance reflected the market’s lack of conviction regarding the strength of the economy, Fed direction and geopolitical risk. For example, our core bond fund underperformed its benchmark for the quarter, but outperformed substantially through mid April (see performance notes).

❖	Liquidity assets were $73.8 billion at quarter-end, down less than 1% versus year-end levels. Securities lending outflows of $1.4 billion overshadowed $866 million of inflows in money market funds and other liquidity separate accounts. During the quarter, we continued to benefit from enhanced cross-selling efforts and increased our market share among institutional money market fund managers. Performance on our money market funds remained competitive; however, we remain cautious on liquidity flows in this market environment.

❖	Equity assets were $13.8 billion at March 31, 2004. During the quarter, domestic equity AUM increased $710 million, which was almost fully offset by a decline of $668 million in international equity accounts. New business in domestic equities included $533 million of net inflows in small/mid cap value and growth portfolios and in a new closed-end fund managed by our quantitative equity team. Equity performance was very strong, with ten of our eleven domestic equity funds and three of our five international equity funds ranked in the top Lipper quartile for the quarter ended March 31, 2004 (see performance notes).

❖	Alternative investment products ended the quarter at $6.3 billion under management, with $411 million of net inflows in our fixed income hedge funds and fund of fund products overwhelmed by two items. Specifically, asset flows reflected a downward adjustment of $704 million to reflect equity, rather than total assets, held in Anthracite, a real estate investment trust managed by BlackRock. In addition, the liquidation of the Cyllenius funds resulted in $163 million of outflows. Notwithstanding these two items, we have strong momentum in our fixed income, municipal, high yield, real estate and fund of fund strategies.

❖	BlackRock Solutions continued to capitalize on increased demand for a variety of risk management and outsourcing services. During the quarter, we added seven new assignments from existing and new clients. In addition, we have two system implementations in process and several potential mandates under discussion. Revenue on these products was up more than 30% versus the first quarter of 2003.

❖	Our potential new business pipeline remains exceptionally robust, with, as of quarter end, $6.0 billion of wins to be funded and over 400 searches in process for a variety of fixed income and equity products. In addition, pension plan rebalancing into bonds, which led to over $350 million of net inflows during the first quarter, is likely to gain momentum if interest rates continue to rise. In the past, these practices have contributed to significant outflows in periods of falling interest rates and considerable inflows during periods of rising rates.

BlackRock, Inc.

First Quarter 2004 Earnings Release

Total revenue for the quarter ended March 31, 2004 increased $39.1 million, or 27%, to $181.8 million compared to $142.8 million for the quarter ended March 31, 2003. Separate account revenue increased by $26.2 million, or 34%, mutual funds revenue increased by $7.7 million, or 16%, and other income increased by $5.1 million, or 31%, compared with the quarter ended March 31, 2003. The increase in separate account revenue consisted of a $13.6 million, or 18%, increase in separate account base fees driven by a $37.6 billion, or 19%, increase in AUM, concentrated in fixed income mandates, and an increase in performance fees of $12.7 million to $15.8 million compared to $3.1 million earned during the first quarter of 2003. The increase in performance fees was primarily related to fees earned from a collateralized debt obligation (“CDO”), the Company’s long-short equity hedge fund and several separate accounts. The CDO performance fee, which totaled $7.9 million, represents a portion of returns realized by its investors since the CDO’s inception in January 2001. Mutual fund revenue increased primarily due to $2.5 billion of new closed-end fund assets raised since March 31, 2003, and a $2.6 million increase in BlackRock Fund fees driven by a $1.3 billion increase in average assets and a $1.5 billion favorable shift in the asset mix from liquidity to fixed income. Other income increased primarily due to strong sales in BlackRock Solutions products and services.

	Three months ended			Variance vs.
	March 31,		December 31,	March 31, 2003		December 31, 2003
	2004	2003	2003	Amount	%	Amount	%
(Dollar amounts in thousands)

Mutual funds revenue
BlackRock Funds	$18,782	$16,187	$18,865	$2,595	16.0%	($83)	(0.4%)
Closed-end Funds	16,789	11,312	15,804	5,477	48.4	985	6.2
BlackRock Liquidity Funds	20,612	20,999	21,486	(387)	(1.8)	(874)	(4.1)
STIF	263	242	263	21	8.7	—	0.0

Total mutual funds revenue	56,446	48,740	56,418	7,706	15.8	28	0.0

Separate accounts revenue
Separate accounts base fees	88,066	74,514	83,059	13,552	18.2	5,007	6.0
Separate accounts performance fees	15,806	3,111	1,800	12,695	408.1	14,006	778.1

Total separate accounts revenue	103,872	77,625	84,859	26,247	33.8	19,013	22.4

Total investment advisory and administration fees	160,318	126,365	141,277	33,953	26.9	19,041	13.5

Other income	21,505	16,386	19,934	5,119	31.2	1,571	7.9

Total revenue	$181,823	$142,751	$161,211	$39,072	27.4%	$20,612	12.8%

BlackRock, Inc.

First Quarter 2004 Earnings Release

Revenue growth of $20.6 million, or 13%, in the first quarter of 2004 compared to fourth quarter 2003 largely reflects an increase in separate account performance fees of $14.0 million primarily related to fees earned on alternative investment products, an increase in separate account base fees of $5.0 million or 6% due to a $9.6 billion increase in AUM, and a $1.6 million increase in other income entirely attributable to a performance fee earned on a large full service BlackRock Solutions client.

Total expense for the quarter ended March 31, 2004 increased $23.4 million, or 26%, to $112.1 million compared to $88.7 million during the quarter ended March 31, 2003. The increase in total expense during the quarter primarily reflects increases of $10.7 million in employee compensation and benefits, $6.2 million in general and administration expense, and the recognition of an impairment on the Company’s intangible assets of $6.1 million related to the liquidation of the Cyllenius funds.

The increase in employee compensation and benefits was largely due to an increase of $6.4 million in incentive compensation expense primarily related to higher alternative product performance fees, costs associated with the December 2003 grants of restricted shares to employees and increases in salaries and benefits to support business growth. The increase in general and administration expense primarily reflects $2.2 million in subadvisory fees related to a performance fee earned on a CDO, increased professional fees of $1.5 million for legal and accounting services, increased marketing and promotional costs of $1.5 million for closed-end fund launches and institutional liquidity marketing activities, a $0.6 million rise in insurance costs and $0.6 million of foreign currency remeasurement expense due to the decline of the U.S. dollar. Fund administration and servicing costs paid to third parties increased $2.3 million during the first quarter of 2004 due to a $1.2 million increase in transfer agent services related to the BlackRock Funds and a $1.1 million rise in third party servicing costs associated with closed-end fund launches. The increase in third party fund administration and servicing costs was largely offset by a decline in affiliated fund administration and servicing costs associated with the restructuring of BlackRock’s co-administration agreements with PFPC, Inc., a PNC subsidiary, related to services provided to the BlackRock Liquidity Funds and BlackRock Funds. During the first quarter of 2004, the portfolio manager of BlackRock’s long-short equity hedge fund resigned from the firm. As a result, BlackRock commenced an orderly liquidation of the Cyllenius funds and recognized a $6.1 million impairment charge representing the carrying value of the funds’ acquired management contract. After adjusting for the benefit of a $2.7 million performance fee, the funds’ liquidation resulted in an after-tax loss of approximately $2 million.

	Three months ended			Variance vs.
	March 31,		December 31,	March 31, 2003		December 31, 2003
	2004	2003	2003	Amount	%	Amount	%
(Dollar amounts in thousands)

General and administration expense:
Marketing and promotional	$8,206	$6,667	$7,372	$1,539	23.1%	$834	11.3%
Occupancy	5,651	5,612	5,422	39	0.7	229	4.2
Technology	4,372	4,579	4,853	(207)	(4.5)	(481)	(9.9)
Other general and administration	13,070	8,251	13,442	4,819	58.4	(372)	(2.8)

Total general and administration expense	$31,299	$25,109	$31,089	$6,190	24.7%	$210	0.7%

BlackRock, Inc.

First Quarter 2004 Earnings Release

The rise in expense of $12.6 million or 13% during the first quarter of 2004 compared to the fourth quarter of 2003 primarily consists of a $7.3 million increase in employee compensation and benefits and a $6.1 million impairment of the Company’s intangible assets, partially offset by a $1.6 million decrease in affiliated fund administration and servicing costs. The increase in employee compensation and benefits was primarily attributable to incentive compensation on alternative product performance fees, a reversal of deferred compensation during the fourth quarter of 2003 and an increase in salaries and benefits associated with higher staffing levels. The decrease in affiliated fund administration and servicing costs primarily reflected the previously-discussed restructuring of the BlackRock Liquidity Funds and BlackRock Funds co-administration agreements with PFPC, Inc.

Non-operating income for the three months ended March 31, 2004 increased $2.4 million compared to the three months ended March 31, 2003 largely due to $2.9 million in distributions from alternative investment product seed investments, partially offset by $0.8 million in interest expense related to the Company’s obligation to purchase a subsidiary’s minority interest in 2008. Under accounting guidance, fluctuations in the settlement amount of the related obligation, which is driven by the subsidiary’s revenue, will be reflected in the Company’s statement of operations as interest expense.

Non-operating income growth from the fourth quarter of 2003 primarily represents a $2.8 million distribution from a CDO investment during the first quarter of 2004, partially offset by decreased interest and dividend income of $1.0 million resulting from lower levels of corporate investments and a $1.0 million impairment on a CDO investment.

LTIP Status

Subsequent to March 31, 2004, the Company’s common stock has, at times, traded in excess of $62 per share. Under the terms of BlackRock’s Long-Term Retention and Incentive Plan (“LTIP”), if the Company’s average closing stock price remains above $62 (subject to stockholder approval) for a continuous three month period subsequent to December 31, 2004, up to $240 million of compensation awards will vest to employees. Assuming the LTIP vests by March 31, 2005, the Company will record a one-time charge of approximately $98 million, net of tax, or $1.50 per diluted share, and quarterly expense of approximately $8 million, net of tax, or $0.12 per diluted share, through December 31, 2006, the end of the plan’s service period. If the vesting date is later than March 31, 2005, the one-time charge will increase in an amount equal to the pro-rata portion of the service period completed. If the plan vests, PNC will fund $200 million of the plan obligation through the surrender of up to 4 million BlackRock shares in the first quarter of 2007 with employees receiving shares equal to their awards which can be put back to BlackRock. As a result, the economic impact to BlackRock’s earnings per share, based on a March 31, 2005 vesting, would be $0.25 per diluted share in the first quarter of 2005 and $0.02 per diluted share per quarter thereafter through December 31, 2006.

Outlook

Based on current conditions, which assumes no significant changes in economic activity, interest rates or new business momentum, management expects full year and second quarter 2004 diluted earnings per share to be in a range of $2.86—$3.06 and $0.69—$0.71, respectively.

Performance Notes

Past	performance is no guarantee of future results.

Mutual fund performance data assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class with the exception of the BlackRock Funds Core Bond Total Return Portfolio, which reflects the performance of the BlackRock Shares class. BlackRock waives fees, without which performance would be lower. Investments in BlackRock Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales

BlackRock, Inc.

First Quarter 2004 Earnings Release

charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile.

The BlackRock Funds Core Bond Total Return Portfolio benchmark is the Lehman Brothers U.S. Aggregate Index.

Equity Portfolios of BlackRock Funds: The Small Cap Core Equity and Small Cap Value Equity Portfolios are in the Small Cap Core Lipper peer group. The Select Equity, Large Cap Growth Equity and Large Cap Value Equity Portfolios are in the Large Cap Core, Large Cap Growth and Large Cap Value Lipper peer groups, respectively. The Index Equity Portfolio is in the S&P 500 Index Objective Lipper peer group. The Mid-Cap Growth Equity, Mid-Cap Value Equity and Small Cap Growth Equity Portfolios are in the Mid Cap Growth, Mid Cap Value and Small Cap Growth Lipper peer groups, respectively. The Balanced Portfolio is in the Balanced Lipper peer group. The International Equity, Global Science & Technology Opportunities and Asia Pacific Equity Portfolios are in the International, Science & Technology and Pacific Region Lipper peer groups, respectively.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $321 billion of assets under management as of March 31, 2004. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management and investment system services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Tokyo and Wilmington. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees.

Forward Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s outlook for full year and second quarter 2004 earnings, potential new business opportunities, liquidity asset levels and other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “pursue,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this press release, forward-looking statements are subject, among others, to the following risks and uncertainties that could cause actual results of future events to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management or of BlackRock’s investments; (3) the investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings;

BlackRock, Inc.

First Quarter 2004 Earnings Release

(8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

# # #

BlackRock, Inc.

Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	March 31,		December 31,	March 31, 2003		December 31, 2003
	2004	2003	2003	Amount	%	Amount	%
Total revenue	$181,823	$142,751	$161,211	$39,072	27%	$20,612	13%
Total expense	$112,056	$88,685	$99,457	$23,371	26%	$12,599	13%
Operating income	$69,767	$54,066	$61,754	$15,701	29%	$8,013	13%
Net income	$55,207	$35,320	$41,355	$19,887	56%	$13,852	33%
Diluted earnings per share	$0.84	$0.54	$0.63	$0.30	56%	$0.21	33%
Average diluted shares outstanding	65,807,605	65,867,032	65,634,589	(59,427)	0%	173,016	0%
Operating margin(a)	40.2%	40.1%	40.7%
Assets under management ($ in millions)	$320,672	$273,599	$309,356	$47,073	17%	$11,316	4%

(a)	Operating income divided by total revenue less fund administration and servicing costs. Computations for all periods presented include affiliated and non-affiliated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company’s consolidated financial statements, as follows:

	Three months ended
	March 31,		December 31,
	2004	2003	2003
Operating income, as reported	$69,767	$54,066	$61,754

Revenue, as reported	181,823	142,751	161,211
Less: fund administration and servicing costs	(8,360)	(7,958)	(9,393)

Revenue used for operating margin measurement	173,463	134,793	151,818

Operating margin	38.4%	37.9%	38.3%

Operating margin, as reported	40.2%	40.1%	40.7%

We believe that operating margin, as reported, is an effective indicator of management’s ability to effectively employ the Company’s resources. Fund administration and servicing costs have been excluded from operating margin because these costs are a fixed, asset-based expense which can fluctuate based on the discretion of a third party.

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	March 31,		December 31,	March 31, 2003		December 31, 2003
	2004	2003	2003	Amount	Percent	Amount	Percent
Revenue
Investment advisory and administration fees
Mutual funds	$56,446	$48,740	$56,418	$7,706	15.8%	$28	0.0%
Separate accounts	103,872	77,625	84,859	26,247	33.8	19,013	22.4

Total investment advisory and administration fees	160,318	126,365	141,277	33,953	26.9	19,041	13.5
Other income	21,505	16,386	19,934	5,119	31.2	1,571	7.9

Total revenue	181,823	142,751	161,211	39,072	27.4	20,612	12.8

Expense
Employee compensation and benefits	66,069	55,386	58,744	10,683	19.3	7,325	12.5
Fund administration and servicing costs
Affiliates	5,068	6,943	6,699	(1,875)	(27.0)	(1,631)	(24.3)
Other	3,292	1,015	2,694	2,277	224.3	598	22.2
General and administration	31,299	25,109	31,089	6,190	24.7	210	0.7
Amortization of intangible assets	231	232	231	(1)	(0.4)	—	—
Impairment of intangible assets	6,097	—	—	6,097	NM	6,097	NM

Total expense	112,056	88,685	99,457	23,371	26.4	12,599	12.7

Operating income	69,767	54,066	61,754	15,701	29.0	8,013	13.0

Non-operating income (expense)
Investment income	6,897	3,529	5,497	3,368	95.4	1,400	25.5
Interest expense	(1,084)	(164)	(252)	(920)	561.0	(832)	330.2

	5,813	3,365	5,245	2,448	72.7	568	10.8

Income before income taxes and minority interest	75,580	57,431	66,999	18,149	31.6	8,581	12.8
Income taxes	20,089	22,111	25,347	(2,022)	(9.1)	(5,258)	(20.7)

Income before minority interest	55,491	35,320	41,652	20,171	57.1	13,839	33.2
Minority interest	284	—	297	284	NM	(13)	(4.4)

Net income	$55,207	$35,320	$41,355	$19,887	56.3%	$13,852	33.5%

Weighted-average shares outstanding
Basic	63,775,783	65,056,537	64,072,611	(1,280,754)	-2.0%	(296,828)	-0.5%
Diluted	65,807,605	65,867,032	65,634,589	(59,427)	-0.1%	173,016	0.3%
Earnings per share
Basic	$0.87	$0.54	$0.65	$0.33	61.1%	$0.22	33.8%
Diluted	$0.84	$0.54	$0.63	$0.30	55.6%	$0.21	33.3%

NM = Not meaningful

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
Assets
Cash and cash equivalents	$301,109	$315,941
Accounts receivable	147,170	127,316
Investments	177,288	234,923
Property and equipment, net	87,716	87,006
Intangible assets, net	185,824	192,079
Other assets	10,349	9,958

Total assets	$909,456	$967,223

Liabilities
Accrued compensation	$88,508	$172,447
Accounts payable and accrued liabilities	74,831	60,098
Acquired management contract obligation	5,736	5,736
Other liabilities	13,130	14,395

Total liabilities	182,205	252,676
Minority interest	4,300	1,239
Stockholders’ equity	722,951	713,308

Total liabilities, minority interest and stockholders’ equity	$909,456	$967,223

TABLE 4

BlackRock, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Three months ended March 31,
	2004	2003
Cash flows from operating activities
Net income	$55,207	$35,320
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,949	5,295
Impairment of intangible assets	6,097	—
Minority interest	284	—
Stock-based compensation	4,269	2,614
Deferred income taxes	6,467	1,101
Tax impact of stock-based compensation	(407)	4,167
Purchase of investments, trading, net	(10,281)	(17,836)
Net gain on investments	(1,627)	(248)
Changes in operating assets and liabilities:
Increase in accounts receivable	(20,926)	(1,231)
Increase in receivable from affiliates	(51)	(226)
Decrease (increase) in other assets	470	(558)
Decrease in accrued compensation	(83,939)	(75,071)
Increase in accounts payable and accrued liabilities	6,880	16,866
(Decrease) increase in other liabilities	(1,265)	1,160

Cash used in operating activities	(33,873)	(28,647)

Cash flows from investing activities
Purchase of property and equipment	(4,586)	(3,355)
Purchase of investments	(10,059)	(25,660)
Sale of investments	76,180	8,292
Deemed cash contribution upon consolidation of VIE	6,412	—
Acquisition of business, net of cash acquired	(73)	(260)

Cash provided by (used in) investing activities	67,874	(20,983)

Cash flows from financing activities
Issuance of class A common stock	—	562
Dividends paid	(15,906)	—
Dividends paid to minority interest holders	(110)	—
Purchase of treasury stock	(40,427)	(16,463)
Reissuance of treasury stock	6,644	1,866

Cash used in financing activities	(49,799)	(14,035)

Effect of exchange rate changes on cash and cash equivalents	966	(355)
Net decrease in cash and cash equivalents	(14,832)	(64,020)
Cash and cash equivalents, beginning of period	315,941	255,234

Cash and cash equivalents, end of period	$301,109	$191,214

TABLE 5

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	March 31,		December 31,
	2004	2003	2003
All Accounts
Fixed income	$226,797	$188,058	$214,356
Liquidity	73,769	67,978	74,345
Equity	13,764	12,165	13,721
Alternative investment products	6,342	5,398	6,934

Total	$320,672	$273,599	$309,356

Separate Accounts
Fixed income	$202,055	$167,778	$190,432
Liquidity	6,304	6,040	5,855
Liquidity-Securities lending	8,479	6,344	9,925
Equity	9,003	8,995	9,443
Alternative investment products	6,342	5,398	6,934

Subtotal	232,183	194,555	222,589

Mutual Funds
Fixed income	24,742	20,280	23,924
Liquidity	58,986	55,594	58,565
Equity	4,761	3,170	4,278

Subtotal	88,489	79,044	86,767

Total	$320,672	$273,599	$309,356

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Period ended March 31,
	2004	2003
All Accounts
Beginning assets under management	$309,356	$272,841
Net subscriptions (redemptions)	6,340	(788)
Market appreciation	4,976	1,546

Ending assets under management	$320,672	$273,599

Separate Accounts
Beginning assets under management	$222,589	$183,513
Net subscriptions	4,971	9,521
Market appreciation	4,623	1,521

Ending assets under management	232,183	194,555

Mutual Funds
Beginning assets under management	86,767	89,328
Net subscriptions (redemptions)	1,369	(10,309)
Market appreciation	353	25

Ending assets under management	88,489	79,044

Total	$320,672	$273,599

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended
	2003				2004
	March 31	June 30	September 30	December 31	March 31
Separate Accounts
Fixed Income
Beginning assets under management	$156,574	$167,778	$174,480	$178,390	$190,432
Net subscriptions	8,889	1,682	3,700	9,842	7,141
Market appreciation	2,315	5,020	210	2,200	4,482

Ending assets under management	167,778	174,480	178,390	190,432	202,055

Liquidity
Beginning assets under management	5,491	6,040	5,366	5,707	5,855
Net subscriptions (redemptions)	541	(677)	328	135	446
Market appreciation	8	3	13	13	3

Ending assets under management	6,040	5,366	5,707	5,855	6,304

Liquidity-Securities lending
Beginning assets under management	6,433	6,344	8,374	9,996	9,925
Net subscriptions (redemptions)	(89)	2,030	1,622	(71)	(1,446)

Ending assets under management	6,344	8,374	9,996	9,925	8,479

Equity
Beginning assets under management	9,736	8,995	9,105	9,143	9,443
Net subscriptions (redemptions)	174	(1,526)	(334)	(1,234)	(684)
Market appreciation (depreciation)	(915)	1,636	372	1,534	244

Ending assets under management	8,995	9,105	9,143	9,443	9,003

Alternative investment products
Beginning assets under management	5,279	5,398	6,352	6,676	6,934
Net subscriptions (redemptions)	6	900	385	237	(486)
Market appreciation (depreciation)	113	54	(61)	21	(106)

Ending assets under management	5,398	6,352	6,676	6,934	6,342

Total Separate Accounts
Beginning assets under management	183,513	194,555	203,677	209,912	222,589
Net subscriptions	9,521	2,409	5,701	8,909	4,971
Market appreciation	1,521	6,713	534	3,768	4,623

Ending assets under management	$194,555	$203,677	$209,912	$222,589	$232,183

Mutual Funds
Fixed Income
Beginning assets under management	$19,012	$20,280	$21,480	$22,974	$23,924
Net subscriptions	1,104	788	1,426	977	598
Market appreciation (depreciation)	164	412	68	(27)	220

Ending assets under management	20,280	21,480	22,974	23,924	24,742

Liquidity
Beginning assets under management	66,588	55,594	57,845	57,334	58,565
Net subscriptions (redemptions)	(10,995)	2,247	(512)	1,225	420
Market appreciation	1	4	1	6	1

Ending assets under management	55,594	57,845	57,334	58,565	58,986

Equity
Beginning assets under management	3,728	3,170	3,307	3,281	4,278
Net subscriptions (redemptions)	(418)	(346)	(147)	579	351
Market appreciation (depreciation)	(140)	483	121	418	132

Ending assets under management	3,170	3,307	3,281	4,278	4,761

Total Mutual Funds
Beginning assets under management	89,328	79,044	82,632	83,589	86,767
Net subscriptions (redemptions)	(10,309)	2,689	767	2,781	1,369
Market appreciation	25	899	190	397	353

Ending assets under management	$79,044	$82,632	$83,589	$86,767	$88,489

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended
	2003				2004
	March 31	June 30	September 30	December 31	March 31
Mutual Funds
BlackRock Funds
Beginning assets under management	$18,115	$18,013	$18,410	$18,044	$18,354
Net subscriptions (redemptions)	18	(213)	(385)	57	427
Market appreciation (depreciation)	(120)	610	19	253	204

Ending assets under management	18,013	18,410	18,044	18,354	18,985

BlackRock Global Series
Beginning assets under management	211	500	589	794	838
Net subscriptions (redemptions)	287	44	193	(3)	181
Market appreciation	2	45	12	47	7

Ending assets under management	500	589	794	838	1,026

BlackRock Liquidity Funds
Beginning assets under management	59,576	48,489	51,163	51,078	52,870
Net subscriptions (redemptions)	(11,087)	2,674	(85)	1,792	289

Ending assets under management	48,489	51,163	51,078	52,870	53,159

Closed End
Beginning assets under management	10,771	11,294	11,723	12,920	13,961
Net subscriptions	380	185	1,038	944	449
Market appreciation	143	244	159	97	142

Ending assets under management	11,294	11,723	12,920	13,961	14,552

Short Term Investment Funds (STIF)
Beginning assets under management	655	748	747	753	744
Net subscriptions (redemptions)	93	(1)	6	(9)	23

Ending assets under management	748	747	753	744	767

Total Mutual Funds
Beginning assets under management	89,328	79,044	82,632	83,589	86,767
Net subscriptions (redemptions)	(10,309)	2,689	767	2,781	1,369
Market appreciation	25	899	190	397	353

Ending assets under management	$79,044	$82,632	$83,589	$86,767	$88,489